Exhibit 10.8

AMENDMENT NO. 4

TO THE

VICTORY CAPITAL HOLDINGS, INC.
EQUITY INCENTIVE PLAN

This Amendment No. 4 (the “Amendment”) to the Victory Capital Holdings, Inc. Equity Incentive Plan (as amended, the “Plan”), is made effective as of this    day of January, 2018.

WHEREAS, Victory Capital Holdings, Inc. (the “Company”) maintains the Plan;

WHEREAS, the Company has adopted the Second Amended and Restated Shareholders’ Agreement dated as of January [  ], 2018 among the Company, Crestview Victory, L.P., RCP Lake Co-Invest, L.P., RCP Opportunities Fund I, L.P., RCP Opportunities Fund I (AI), L.P., RCP Opportunities Fund I (Cayman), L.P., the Employee Shareholders Committee and certain management shareholders of the Company (the “Second Amended and Restated Shareholders’ Agreement”);

WHEREAS, pursuant to Article 12 of the Plan, the Company’s Board of Directors (the “Board”) may, at any time and from time to time, amend the Plan; and

WHEREAS, the Board desires to amend the Plan to clarify certain provisions of the Plan in light of the Company’s adoption of the Second Amended and Restated Shareholders’ Agreement.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Section 2.01(n) of the Plan is amended in its entirety to read as follows:

“(n)                           “Fair Market Value” means, with respect to any Share, as of any date when the Shares are listed on one or more national securities exchanges, the closing price of a Share as reported on the principal national securities exchange on which such Shares are listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination.  If the Shares are not listed on a national securities exchange, “Fair Market Value” shall mean, with respect to any Share, the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per Share.”

2.                                      Section 2.01(s) of the Plan is amended in its entirety to read as follows:

“(s)                             “Permitted Transferee” (i) with respect to any Shares underlying an Award held by a Participant, means (A) a Person to whom securities are transferred by such Participant by will or the laws of descent and distribution and (B)(1) the spouse and lineal descendants (whether natural or adopted) of such Participant or (2) a trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or partners of which, include only such Participant or his or her Permitted Transferees under clause (B)(1) and which is controlled solely by such Participant; provided that, in the case of clause (B), such Participant retains sole voting control of the securities that are transferred.”

3.                                      Section 2.01(x) of the Plan is amended in its entirety to read as follows:

“(x)                           “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of related transactions (including by way of merger, consolidation, reorganization, exchange offer, sale of stock or otherwise) the result of which is that any Person or “group” (as defined in Section 13 of the Securities Exchange Act), other than the Crestview Entities or any of their respective Affiliates, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding capital stock of the Company.

4.                                      The preamble to Section 3.02 of the Plan is amended to read as follows:

“Section 3.02. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:”

5.                                      Article 15 of the Plan is amended in its entirety to read as follows:

“ARTICLE 15

ARBITRATION OF DISPUTES

To the fullest extent permitted by law, the parties hereto agree that any claim, dispute or controversy based on any matter arising out of or in connection with this Agreement or the other agreements or transactions contemplated hereby shall be submitted to and resolved exclusively by arbitration conducted in accordance with Section 7.05(b) of the Shareholders’ Agreement.”

6.                                      Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the    day of January, 2018, on behalf of the Board.

VICTORY CAPITAL HOLDINGS, INC.

By:
Name: David C. Brown
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to the Victory Capital Holdings, Inc. Equity Incentive Plan]